Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224333-02 on Form S-3 of our report dated February 22, 2019, relating to the consolidated financial statements and financial statement schedule of Public Service Company of Colorado and subsidiaries appearing in this Annual Report on Form 10-K of Public Service Company of Colorado for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 22, 2019